UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

VOLT INFORMATION SCIENCES, INC.

(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 N. Glassell Street, Orange, California 92865

(Address of Principal Executive Offices) (Zip Code)

(714) 921-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10	VOLT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Volt Information Sciences, Inc., a New York corporation (the “Company”), on March 14, 2022 with the Securities and Exchange Commission (the “SEC”), the Company entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) on March 12, 2022, with Vega Consulting, Inc., a Delaware corporation (“Parent”), and Vega MergerCo, Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub commenced a tender offer to acquire any and all issued and outstanding shares of common stock, par value $0.10 per share, of the Company (each, a “Share”) at a purchase price of $6.00 per Share (such amount, or any other amount per Share from time to time in accordance with the terms of the Merger Agreement, the “Offer Price”), net to the seller of such Shares in cash, without interest, on the terms and subject to the conditions set forth in the Offer to Purchase dated March 25, 2022 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” which, together with the Offer to Purchase and other related materials, constitutes the “Offer”). The Offer is described in a Tender Offer Statement on Schedule TO (as amended or supplemented from time to time, the “Schedule TO”) filed by Parent and Merger Sub with the SEC on March 25, 2022. On April 25, 2022, both the Offer and the Merger (as defined below) were consummated.

Item 1.02.	Termination of a Material Definitive Agreement.

Accounts Receivable Securitization Program Documents

On April 25, 2021, following the repayment of all amounts outstanding under the LSA (as defined below), the following agreements were terminated: (i) the Amended and Restated Receivables Loan and Security Agreement, dated as of July 19, 2019 (as amended from time to time, the “LSA”), by and among Volt Funding II, LLC (“VFII”), as borrower, the Company, as servicer, the lenders and letter of credit participants party thereto from time to time, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch (“DZ Bank”), as agent, and Autobahn Funding Company LLC and DZ Bank, as letter of credit issuers, (ii) the Amended and Restated Receivables Purchase and Sale Agreement, dated as of July 19, 2019 (as amended from time to time, the “US PSA”), among Volt Management Corp. and P/S Partner Solutions, Ltd., as originators, the Company and VFII, as buyer, (iii) the Receivables Purchase and Sale Agreement, dated as of July 19, 2019 (as amended from time to time, the “UK PSA”), among Volt Consulting Group Limited and Volt Europe Limited, as originators, the Company and VFII, as buyer and (iv) the Amended and Restated Limited Guaranty, dated as of July 19, 2019 (as amended from time to time the “Limited Guaranty”), by the Company in favor of DZ Bank, as agent.

The LSA, US PSA, UK PSA and Limited Guaranty were previously entered into in connection with the Company’s restated accounts receivable securitization program, as described in the Current Report on Form 8-K filed by the Company with the SEC on July 24, 2019.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at one minute after 11:59 p.m. (12:00 midnight), New York City Time, on April 21, 2022 (the “Offer Expiration Time”). Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised the Company, Parent and Merger Sub that, as of the Offer Expiration Time, 19,423,599 Shares had been validly tendered and not withdrawn in the Offer. Such tendered Shares represented approximately 87.89% of the outstanding Shares at such time. In addition, 247,814 Shares were tendered through notices of guaranteed delivery in the form accompanying the Offer (“Notices of Guaranteed Delivery”) with respect to Shares that had not been delivered in settlement or satisfaction of such guarantees, representing approximately 1.12% of the outstanding Shares at such time. The number of Shares tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). As the Minimum Tender Condition and each of the other conditions of the Offer were satisfied, on April 22, 2022, Merger Sub accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Pursuant to the Merger Agreement, on April 22, 2022, Merger Sub exercised its option (the “Top-Up Option”) to purchase from the Company 22,696,780 newly issued Shares (the “Top-Up Option Shares”) at a purchase price of $6.00 per Share. The Top-Up Option Shares, when added to the Shares owned by Parent and Merger Sub at the time of the exercise of the Top-Up Option, represented one Share more than 90% of the Shares outstanding on a fully diluted basis immediately after the issuance of the Top-Up Option Shares.

On April 25, 2022 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 905 of the Business Corporation Law of the State of New York (the “NYBCL”), Parent and Merger Sub effected a “short form” merger pursuant to which Merger Sub merged with and into the Company, with the Company surviving such Merger (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned directly or indirectly by the Company, Parent or Merger Sub) was converted into the right to receive the Offer Price, in cash, without interest and subject to any withholding of tax in accordance with the terms of the Merger Agreement. The effect of the Merger on Company stock options and other equity-based awards is described in “Item 3—(a) Arrangements with Current Executive Officers, Directors and Affiliates of the Company—Treatment of Shares, Stock Options, Restricted Stock Units, and Performance Stock Units in Connection with the Offer and Merger” of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on March 25, 2022, as amended on April 5, 2022, April 11, 2022, April 12, 2022 and April 22, 2022, which description is incorporated herein by reference.

The foregoing summary description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 14, 2022, and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, Parent and the Company (i) notified the New York Stock Exchange (the “NYSE”) that the Merger had been consummated pursuant to its terms, and (ii) requested that the NYSE (x) suspend trading of the Shares effective April 26, 2022 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to Merger Sub’s exercise of the Top-Up Option, the Company issued 22,696,780 Shares (the “Top-Up Option Shares”) to Merger Sub for an aggregate purchase price of $136,180,680.00, representing a purchase price of $6.00 per Share. Merger Sub paid the purchase price for the Top-Up Option Shares in full by (i) delivery to the Company of $2,269,678.00 in cash and (ii) execution and delivery to the Company of a promissory note in the principal amount of $133,911,002.00 having terms as set forth in the Merger Agreement. The Top-Up Option Shares, when added to the Shares owned by Parent and Merger Sub at the time of the exercise of the Top-Up Option, represented one Share more than 90% of the Shares outstanding on a fully diluted basis immediately after the issuance of the Top-Up Option Shares. The Top-Up Option Shares were issued as a private placement pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 905 of the NYBCL on the Closing Date, a change in control of the Company occurred, and the Company now is a wholly owned subsidiary of Parent. The information set forth under the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective at the Effective Time, each of Celia R. Brown, Nick S. Cyprus, Bruce G. Goodman, William J. Grubbs, Linda Perneau and Arnold Ursaner has resigned from his or her respective position as a member of the Company’s board of directors (the “Board”) and, as applicable, any committee thereof. Also effective at the Effective Time, (i) the Company’s Interim Chief Financial Officer, Paul Tomkins, ceased providing services to the Company; (ii) the employment of each of Herb Mueller, who served as the Senior Vice President & Chief Financial Officer from August 14, 2019 to February 4, 2022, and Leonard Naujokas, the Company’s Controller, Chief Accounting Officer and Treasurer, ceased.

Following the closing of the Merger, Rajiv Sardana, Nita Sardana and Sanjeev Sardana were appointed as the members of the Board.

Information about Rajiv Sardana, Nita Sardana and Sanjeev Sardana is contained in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO, originally filed with the SEC on March 25, 2022, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

Item 8.01.	Other Events.

On April 25, 2022, the Company issued a joint press release relating to consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of March 12, 2022, by and among Vega Consulting, Inc., Vega MergerCo, Inc., and Volt Information Sciences, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed with the SEC by Volt Information Sciences Inc. on March 14, 2022).

3.1	Amended and Restated Certificate of Incorporation of Volt Information Sciences, Inc.

3.2	Amended and Restated By-Laws of Volt Information Sciences, Inc.

99.1	Joint Press Release, dated as of April 25, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: April 25, 2022	By:	/s/ Nancy Avedissian
	Name:	Nancy Avedissian
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary